Exhibit 5.1

M. Wainwright Fishburn, Jr.

(858) 550-6018

wfishburn@cooley.com

August 2, 2010

Trius Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 101

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Trius Therapeutics, Inc. (the “Company”) of a Registration Statement (No. 333-162945) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 19,320,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001, which includes shares of common stock that may be sold pursuant to the exercise of an over-allotment option.

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws and its forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be effective upon the closing of the offering of the Shares in accordance with the Registration Statement and Prospectus, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the general corporation laws of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus will be validly issued, fully paid and nonassessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Trius Therapeutics, Inc.

August 2, 2010

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely, Cooley LLP

By:	/s/ M. Wainwright Fishburn, Jr.
M. Wainwright Fishburn, Jr.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM